Exhibit 99.1

National CineMedia, Inc. Names Andrew J. England Chief Executive Officer and Director

Lead Director Scott N. Schneider Named Chairman

CENTENNIAL, Colo. – January 4, 2016 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 44% of National CineMedia, LLC (NCM LLC), the operator of the largest in-theatre digital media network in North America, today announced that the Company’s Board of Directors has appointed Andrew J. England, former Executive Vice President and Chief Marketing Officer of MillerCoors, LLC., as Chief Executive Officer and Director, effective immediately. As previously announced, concurrently, Scott N. Schneider, the Company’s Lead Director, has been appointed Chairman of the Board and current Chairman, CEO and President Kurt C. Hall will retire and serve as an advisor to the Board and CEO in a 24-month consulting role.

Andrew (“Andy”) England is a highly accomplished executive with more than 25 years of experience in consumer-facing businesses. During his nearly 10-year tenure at MillerCoors, a $7.5 billion net revenue U.S. joint venture of Molson Coors Brewing Company and SAB Miller PLC, England built new brand architecture, led a 200-person marketing department, revamped the go-to-market strategy for classic brands such as Coors Light and Miller Lite, broadened the Company’s reach in social and digital media, and created sponsorship deals with major sports franchises that allowed MillerCoors to compete effectively in a rapidly fragmenting media marketplace. Specifically, England architected bold company strategies that led Coors Light to #2 share brand in its category, overtaking Budweiser. He also significantly increased innovation resources that resulted in substantially increased higher-end share in multiple new brands (including the very successful launch of Redd’s Apple Ale), and drove multiple strategic plans that exceeded EBITA goals every year. In addition, England’s success operating through a three-tier system and driving growth through distributor networks will be particularly relevant as NCM continues to expand its theatre circuit network.

“The Board conducted an extensive and strategic search process to identify the right person to build on NCM’s past success and take advantage of the unprecedented growth opportunities that lie ahead for the Company – Andy is that person,” said Scott N. Schneider, Chairman of the NCM board. “Andy is a proven leader with significant media and marketing expertise and a deep understanding of the changes that are taking place in the media marketplace and the opportunities they present for NCM. Throughout his career, he has demonstrated an impressive ability to grow brand share, set innovative strategies and drive profitable growth. I am confident that under his leadership, NCM will continue to improve its value proposition to marketers and enhance its market position to drive value for our shareholders, employees and affiliated theatres.”

“I’m excited to join one of the strongest millennial networks in the country at a time when the entire video landscape is shifting and brands are seeking stronger and more secure video solutions,” said England. “NCM is one of America’s premier 18-49 video networks and is highly regarded as the largest cinema digital distribution network with a strong and expanding theatre circuit and advertising client relationship base. I look forward to working with NCM’s exceptionally talented team and our theatre circuit network partners to build upon the Company’s strong foundation and accelerate its success for years to come.”

Schneider added, “On behalf of NCM and the Board of Directors, I want to thank Kurt for his many years of dedication and contributions to the Company as one of its original founders. We wish him well in his future endeavors and look forward to benefitting from his expertise as a consultant to the Company.”

About Andrew J. England

From 2010 to 2015, England served as Executive Vice President and Chief Marketing Officer of MillerCoors, LLC. As Chairman of the Strategy Committee and Co-Chair of the Operating Committee, he led strategic development and managed the Company’s marketing, strategy and planning functions. He built digital and entertainment marketing capabilities for the Company that led to multiple new platforms through partnerships with Facebook, Twitter, Google, Yahoo!, Yelp, Twentieth Century Fox, etc. He also delivered critical new sponsorship deals with multiple colleges and sports teams across the NFL, MLB, NBA, MLS and NHL.

From 2008 to 2010, England served as the first Chief Marketing Officer of the newly formed MillerCoors. He was responsible for the profitable growth of the business, which he delivered through growing the Company’s share in the beer category, creating a new marketing department and substantially over-delivering planned marketing synergies.

Prior to joining MillerCoors, England served as Chief Marketing Officer of Coors Brewing Company from 2006 to 2008, a $2.7 billion revenue division of Molson Coors Brewing Company. In this role, he delivered successive best years ever for Coors Light, drove double-digit volume growth for Keystone Light, and quadrupled the size of the Blue Moon franchise.

From 2002 to 2006, he held a number of executive positions such as the Vice President of International Marketing and Strategy, and Vice President and General Manager of the Snacks Division at The Hershey Company. Previously, he also held various positions with Opentable, Inc., Nabisco Holdings Inc., and Cadbury Schweppes P.L.C.

England served on the Board of the Association of National Advertisers until the end of 2015 and was a Board member of the Advertising Council Inc. from 2009 to 2015. He graduated from Durham University with a B.S. in engineering science and earned an MBA from the Stanford Graduate School of Business.

About Scott N. Schneider

Scott N. Schneider, former Lead Director at the Company, has been on the Company’s Board of Directors since February 2007. Schneider has provided financial consulting and advisory services to the communications industry since 2009. He also has over 35 years of experience in the media, telecom and technology industries, serving in various senior executive capacities with Century Communications Corp. (cable television); Centennial Communications Corp. (cellular / wireless); Frontier Communications Corp. (wireline telephone); and Electric Lightwave (digital bypass). In addition to having been a member of the Board of each, Schneider also served on the Boards of NuSkies, LLC and Bonten Media Group. Schneider also served as Chairman of the Media Group at Diamond Castle Holdings, a private equity firm.

About National CineMedia, Inc.

National CineMedia (NCM) is America’s Movie Network. As the #1 weekend network in the U.S., NCM helps brands get in front of the movies that shape the national conversation. More than 700 million moviegoers annually attend theatres that are currently under contract to present NCM’s FirstLook pre-show in over 40 leading national and regional theatre circuits including AMC Entertainment Inc.

(NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (NYSE:RGC). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with approximately 20,050 screens in approximately 1,600 theaters in 187 Designated Market Areas® (49 of the top 50). NCM Digital goes beyond the big screen, extending in-theatre campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 44% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding, among other things, the timing of selection of Mr. Hall’s successor as CEO and succession to the position of Chairman of the Board, as well as the Company’s expected continued performance under new leadership. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties.

National CineMedia, Inc.

INVESTOR CONTACT:

David Oddo, 800-844-0935

investors@ncm.com

or

MEDIA CONTACT:

Amy Jane Finnerty, 212-931-8117

amy.finnerty@ncm.com